UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2007

Hawaiian Telcom Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-131152	16-1710376
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)

1177 Bishop Street

Honolulu, Hawaii 96813

(Address of principal executive offices)

808-546-4511

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

                Effective as of November 30, 2007, Hawaiian Telcom Services Company, Inc. (“HTSC”), a wholly-owned subsidiary of Hawaiian Telcom Communications, Inc. (the “Company”), completed the sale of 100% of the limited liability company interests of HYP Media LLC (fka Directory Co., LLC), a Delaware limited liability company, to HYP Media Holdings LLC, a Delaware limited liability company and wholly-owned subsidiary of CBD Investor, Inc. (“CBD”). The sale was made pursuant to the Purchase Agreement dated as of April 29, 2007 among the Company, HTSC, and HYP Media Holdings LLC as assignee of CBD (the “Purchase Agreement”), for a cash purchase price of $435 million, subject to adjustments relating to working capital and excluding fees and expenses.

The foregoing description of the transaction described herein and of the Purchase Agreement giving effect thereto does not purport to be complete and is qualified by reference to the full text of the Purchase Agreement, which was attached as Exhibit 10.1 to the Company’s Form 8-K filed May 3, 2007. A copy of the press release announcing the completion of the transaction is attached as Exhibit 99.1 to this report.

Statements in this Form 8-K and the attached exhibits that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include, without limitation, those described in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2006.

Item 9.01. Financial Statements and Exhibits.

(b)      Pro forma financial information.

The unaudited pro forma financial information is attached hereto as Exhibit 99.2.

(d)     Exhibits.

99.1	Press release dated December 3, 2007, announcing the completion of the sale.
99.2	Pro forma financial information for the sale.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2007
HAWAIIAN TELCOM COMMUNICATIONS, INC.

/s/ Alan M. Oshima
Alan M. Oshima Senior Vice President, General Counsel and
Secretary